INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the registration statement of Foreland Corporation on Form S-2 of our report dated March 14, 1997, on our audits of the consolidated financial statements of Foreland Corporation as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


/s/ Hein & Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
May 22, 1997